EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 27, 2013, relating to the consolidated financial statements of CollabRx, Inc., which appears in the Annual Report on Form 10-K for the year ended March 31, 2013.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California
December 20, 2013